EXHIBIT 12:

                 LETTER FROM FORMER ACCOUNTANT

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                            JONES, JENSEN
                              & COMPANY
                         -------------------
                     CERTIFIED PUBLIC ACCOUNTANTS


U.S. Securities Commission
Washington, D.C.  20549

         Re:  MedCare Technologies, Inc.
              (Formerly, Santa Lucia Funding, Inc.)

We are in agreement with the statements included in the document titled Item 4
- Change in Registrant's Certifying Accountants, above referenced.

              Yours truly,

              /s/ Jones, Jensen & Company
              Jones, Jensen & Company
              (formerly, Jones, Thomas, Jensen and Associates)

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